BUY-SELL AGREEMENT

THIS BUY-SELL AGREEMENT (the “Agreement”) is executed effective as of April 13, 2011 by and among Imad K. Anbouba, a United States citizen (“Anbouba”), Carter R. Montgomery, a United States citizen (“Montgomery”), The Cushing MLP Opportunity Fund I, L.P., a Delaware limited partnership (“Cushing”), and Central Energy GP LLC, a Delaware limited liability company (the “Company”), who may also be referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

Recitals

A.	The Parties each own the Membership Interest in the Company set forth on Schedule I to this Agreement.

B.	The Parties desire to establish the terms on which Cushing can offer the Combined Membership Interest for sale to a third party.

NOW THEREFORE, the Parties hereby agree as follows:

Article I
Definitions

1.1        Definitions. The following definitions shall before all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Anbouba” has the meaning set forth in the Preamble of this Agreement.

“Bona Fide Offer” means an offer evidenced by a written document setting forth the terms and conditions on which the Independent Third Party will purchase the Combined Membership Interest, including (i) the price to be paid for the Combined Membership Interest, (ii) the consideration to be paid for the Combined membership Interest (the Parties expressly agreeing that such consideration shall consist only of cash and Marketable Securities), (iii) a representation that the Independent Third Party has no agreement with Cushing or any of its Affiliates pursuant to which the Independent Third Party is obligated to sell the Combined Membership Interest to Cushing or such Affiliate at a later date, and (iv) the proposed date, time and location at which the purchase of the Combined Membership Interest will be completed.

“Bona Fide Offer Notice” shall have the meaning set forth in Section 2.3.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

“Combined Membership Interest” means the entire Cushing Membership Interest and an interest equal to twenty-five and one/one hundredths percent (25.01%) of the total outstanding Membership Interests of the Company constituting a portion of the Membership Interests held by each of Messrs. Anbouba and Montgomery as set forth on Schedule I to this Agreement.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Cushing” has the meaning set forth in the Preamble of this Agreement.

“Cushing Membership Interest” means the twenty-five percent (25%) Membership Interest held by Cushing in the Company as set forth on Schedule I to this Agreement.

“Dispute” has the meaning set forth in Section 3.6.

“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, agreement, permission, permit or license of, from or with any Government Authority, the giving of notice to or registration with any Government Authority or any other action in respect of any Government Authority.

“Government Authority” means any federal, state or local government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Independent Third Party” means, with respect to any Party, a Person who is not an Affiliate of such Party.

“Intent to Sell Notice” shall have the meaning set forth in Section 2.1.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company dated effective as of April 12, 2011, as amended from time to time.

 “Marketable Security” means stocks, bonds, commercial paper or certificates of deposit which are either (i) listed for trading on a recognized national security exchange with no restrictions on transfer or (ii) for which an easily accessible market exists to value and sell such securities.

“Member” means each of Messrs. Anbouba and Montgomery, Cushing and each other Person who has executed the LLC Agreement of the Company and continues to be a member of the Company, but does not include any Person who has ceased to be a member in the Company.

“Membership Interest” or “Membership Interests” means any interest in the Company representing the capital contributions made by a Member or its predecessors in interest, including any and all benefits to which the holder of a limited liability company interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Montgomery” has the meaning set forth in the Preamble of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchase Offer Notice” has the meaning set forth in Section 2.2.

“Tag-Along Members” has the meaning set forth in Section 2.5(b).

“Tag-Along Membership Interests” has the meaning set forth in Section 2.5(a).

“Tag-Along Notice” has the meaning set forth in Section 2.5(b).

1.2        Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include,” “includes” or “including,” or words of like import, shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

Article 2
Offer Rights

2.1        Marketing Right. Cushing shall have the right to notify Messrs. Anbouba and Montgomery in writing of its desire to market and sell the Combined Membership Interest during the month of January in the years 2013, 2014 or 2015 (the “Intent to Sell Notice”). Cushing shall only have one right to deliver an Intent to Sell Notice to Messrs. Anbouba and Montgomery as provided in this Section 2.1. It is the intent of the Parties to maximize the value of the Cushing Membership Interest by providing Cushing the opportunity to offer the Combined Membership Interest to an Independent Third Party and obtain a Bona Fide Offer that takes into account the sale of a controlling interest in the Company.

2.2        Exercise of Member’s Right to Purchase.

(a)
Upon receipt of the Intent to Sell Notice, Messrs. Anbouba and Montgomery shall have thirty (30) Business Days to decide, at their sole option, whether (i) to purchase the Cushing Membership Interest or (ii) to permit Cushing to market and sell the Combined Membership Interest. In the event Messrs. Anbouba and Montgomery elect to purchase the Cushing Membership Interest, they shall so notify Cushing by delivering a written notice (the “Purchase Offer Notice”) to Cushing, within such thirty-day period, stating that they will purchase the Cushing Membership Interest and setting forth the terms and conditions on which they will purchase the Cushing Membership Interest, the price to be paid for such interest, the form of consideration to be delivered for such interest, and the proposed time, date and location on which they will complete the acquisition of such interest. Messrs. Anbouba and Montgomery shall purchase the Cushing Membership Interest pro rata or as they might otherwise mutually agree.

(b)
Upon receipt of the Purchase Offer Notice, Cushing shall have thirty (30) Business Days to evaluate the offer set forth in the Purchase Offer Notice and determine whether to accept or reject such offer. Cushing shall provide to Messrs. Anbouba and Montgomery a written notice within such thirty-day period of its decision. In the event Cushing rejects the offer of Messrs. Anbouba and Montgomery set forth in the Purchase Offer Notice, Cushing shall have the right to proceed with its efforts to market the Combined Membership Interest as set forth in Section 2.3. In the event Cushing accepts the offer set forth in the Purchase Offer Notice, Messrs. Anbouba and Montgomery shall have ninety (90) Business Days after the delivery of the Purchase Offer Notice to consummate the purchase of the Cushing Membership Interest and deliver full consideration for such interest to Cushing.

(c)
In the event Messrs. Anbouba and Montgomery do not deliver a Purchase Offer Notice to Cushing within the time period specified in Section 2.2(a), Messrs. Anbouba and Montgomery shall have waived their right to purchase the Cushing Membership Interest pursuant to this Section 2.2, and Cushing can immediately begin the process of marketing the Combined Membership Interest in accordance with Section 2.3.

2.3        Solicitation and Notice of Bona Fide Offer. Cushing shall have a period of one hundred and twenty (120) Business Days to obtain a Bona Fide Offer for the Combined Membership Interest. Within five (5) Business Days of the receipt of a Bona Fide Offer from an Independent Third Party, Cushing shall give written notice (the “Bona Fide Offer Notice”) to Messrs. Anbouba and Montgomery and the Company stating that it has received a Bona Fide Offer from an Independent Third Party for the Combined Membership Interest. Such Offer Notice shall (i) specify the Independent Third Party who has offered to purchase the Combined Membership Interest, the purchase price and other material terms and conditions of the proposed sale, whether the Independent Third Party would acquire Membership Interests in addition to the Combined Membership Interests, and the proposed date, time and location of the closing of the sale of such Combined Membership Interest, which closing shall be in accordance with the terms of Section 2.7, and (ii) be accompanied by a copy of the written document constituting a part of the Bona Fide Offer. Cushing shall be responsible for the marketing of the Combined Membership Interest and the solicitation of a purchaser for such Combined Membership Interest all in accordance with federal and applicable state securities laws.

2.4        Right of First Refusal. Upon receipt of the Bona Fide Offer Notice, Messrs. Anbouba and Montgomery shall have thirty (30) Business Days to notify Cushing that they will purchase the Cushing Membership Interest on the same terms and conditions, for the same price, and for the same consideration as set forth in the Bona Fide Offer Notice. Where the consideration to be paid for the Cushing Membership Interest as set forth in the Bona Fide Offer Notice includes Marketable Securities, Messrs. Anbouba and Montgomery, at their sole discretion, can offer an amount of cash or other Marketable Securities having the same value as the Marketable Securities included as part of the Bona Fide Offer. If Messrs. Anbouba and Montgomery exercise the right of first refusal set forth in this Section 2.4, they shall complete the purchase of the Cushing Membership Interest sixty (60) Business Days from receipt of the Bona Fide Offer Notice from Cushing at a place and time mutually agreed by the Parties. If Messrs. Anbouba and Montgomery do not respond to Cushing within the thirty (30) Business Day period set forth in this Section 2.4, they will be deemed to have waived the right of first refusal contained in this section, and Cushing may proceed to close the Bona Fide Offer as set forth in Section 2.7.

2.5        Tag Along Rights.

(a)
In the event Messrs. Anbouba and Montgomery do not elect to purchase the Cushing Membership Interest and the sale of the Combined Membership Interest to the Independent Third Party is to be consummated, all other Members shall have the right, but not the obligation, to “tag along” with respect to the sale of some or all of the Membership Interests held by each of them and that does not constitute a part of the Combined Membership Interest (the “Tag-Along Membership Interests”) to the Independent Third Party on the same terms and conditions as contained in the Bona Fide Offer (so long as the Independent Third Party has indicated it will purchase Tag-Along Membership Interests). The Company shall provide a copy of the Bona Fide Offer Notice to all Members of the Company in the event Messrs. Anbouba and Montgomery do not exercise the right of first refusal set forth in Section 2.4.

(b)
In the event any other Member elects to “tag along,” (the “Tag-Along Members”) it shall so notify Cushing, the Company, Messrs. Anbouba and Montgomery, and the Independent Third Party in writing within thirty (30) Business Days from receipt of the Bona Fide Offer Notice as delivered according to Section 2.5 stating its election to “tag along” and specifying the percentage Membership Interest in the Company to be included by the Tag-Along Member as a part of the Tag-Along Membership Interests (the “Tag-Along Notice”). The offer of each Tag-Along Member set forth in such Tag-Along Notice shall be irrevocable, and, to the extent the offer is accepted by the Independent Third Party, such Tag-Along Member shall be bound and obligated to sell the Tag-Along Membership Interest as finally determined pursuant to Section 2.5(c). Failure by a Member to deliver a Tag-Along Notice within the time specified in this subsection (b) shall be deemed an election by such Member to not tag along and sell its Tag-Along Membership Interest to the Independent Third Party.

(c)
Cushing shall use its reasonable efforts to include in the proposed sale of the Combined Membership Interest all of the Tag-Along Membership Interests, it being understood that the Independent Third Party shall not be required to purchase any Tag-Along Membership Interests. In the event the Independent Third Party elects to purchase some but not all of the Tag-Along Membership Interests, the number of Tag-Along Membership Interests to be sold to the Independent Third Party by the Tag-Along Members shall be reduced so that each such Member is entitled to sell a pro rata portion of its Tag-Along Membership Interests calculated by dividing (i) the percentage of the total Tag-Along Membership Interest to be purchased by the Independent Third Party by (ii) the total Tag-Along Membership Interests offered for sale by all Tag-Along Members.

2.6        Cooperation. Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Article 2 including, without limitation, entering into agreements and delivering certificates, instruments and consents as may be deem necessary and appropriate.

2.7        Closing. In the event Messrs. Anbouba and Montgomery do not elect to purchase the Cushing Membership Interest in accordance with Section 2.4, the sale of the Combined Membership Interest and the Tag-Along Membership Interests, if any, shall take place not later than sixty (60) Business Days after the expiration of the thirty-day period contemplated in Section 2.4 (which period may be extended for a reasonable time not to exceed sixty (60) Business Days to the extent reasonably necessary to obtain any Governmental Approval) on the terms set forth in the Bona Fide Offer. Messrs. Anbouba and Montgomery, each Tag-Along Member and Cushing shall deliver to the Independent Third Party certificates representing their respective portion of the Combined Membership Interests and the Tag-Along Membership Interest, if any, accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such Independent Third Party by wire transfer of immediately available funds. Each Member shall make or provide the same representations, warranties, covenants, indemnities and agreements as Cushing makes or provides in connection with the sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Cushing, a Tag-Along Member and Messrs. Anbouba and Montgomery shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to each of them); provided, that all representations, warranties, covenants and indemnities shall be made by Cushing and each of Messrs. Anbouba and Montgomery and the Tag-Along Members severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to such Tag-Along Member or Messrs. Anbouba or Montgomery shall be in an amount not to exceed the aggregate proceeds received by such Tag-Along Member or Messrs. Anbouba or Montgomery in connection with any sale pursuant to this Article 2.

2.8        Expenses. The fees and expenses incurred in connection with the marketing and sale of the Combined Membership Interest to any Independent Third Party shall be borne solely by Cushing. In the event that the Independent Third Party elects to purchase Tag-Along Membership Interests, Cushing shall bear the costs and expenses associated with the sale of the Combined Membership Interest and each of Messrs. Anbouba and Montgomery and each Tag-Along Member shall bear pro rata its portion of all costs and expenses incurred in connection with the sale of the Tag-Along Membership Interests.

Article 3
Miscellaneous

3.1        Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Party must be sent to or made at the addresses given for that Party as that Party may specify by notice to the other Parties.

3.2        Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Parties and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.

3.3        Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by all Parties to this Agreement.

3.4        Binding Effect. This Agreement is binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

3.5        Governing Law; Venue. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. VENUE FOR ANY CLAIM, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE EXCLUSIVELY BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN CONNECTION WITH ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

3.6        Disputed Matters. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (a “Dispute”), the aggrieved Party shall provide written notice (the “Initiating Party”) to the other Party that a Dispute exists and the Parties shall endeavor to amicably resolve the issue through continued negotiations. If the matter in issue is not resolved within sixty (60) Business Days after written notice has been delivered by the Initiating Party, the Parties may take any legal or other action they deem appropriate.

3.7        No Third Party Rights. The provisions of this Agreement are for the benefit of the Parties hereto and no other Person, shall have any right or claim against the Parties by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

3.8        Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law, and (b) the Parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

3.9        Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

3.10     Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE CUSHING MLP OPPORTUNITY FUND I, L.P.

By:	Carbon County Partners I, LP,
its General Partner

	By:	/s/ Jerry V. Swank
	Its:	Key Principal

/s/ Imad K. Anouba
Imad K. Anbouba
Individually

/s/ Carter R. Montgomery
Carter R. Montgomery
Individually

SCHEDULE I

Membership
Party	Interest

The Cushing MLP Opportunity Fund I, L.P.	25.00%

Imad K. Anbouba	30.17%

Carter R. Montgomery	30.17%